Exhibit 10.1
WESTROCK COMPANY
EMPLOYEE STOCK PURCHASE PLAN
EFFECTIVE
FEBRUARY 2, 2016

WESTROCK COMPANY
EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose
The primary purpose of the Plan is to encourage Stock ownership by each Eligible Employee of WestRock and each Designated Subsidiary in the belief that such ownership will increase his or her interest in the success of WestRock and will provide an additional incentive for him or her to remain in the employ of WestRock or such Designated Subsidiary. WestRock intends that the Plan constitute an “employee stock purchase plan” within the meaning of § 423 of the Code and, further, intends that any ambiguity in the Plan or any related offering be resolved to effect such intent.

2.	Effective Date
This Plan is first effective as of February 2, 2016, subject to the approval of WestRock’s stockholders.

3.	Definitions
3.1 Account shall mean the separate bookkeeping account which shall be established and maintained by the Administrator for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under the Plan.
3.2 Administrator shall mean the Board or any person or persons appointed by the Board to administer the Plan. Unless determined otherwise by the Board, the Administrator shall be the WestRock Company Administrative Committee as appointed to administer WestRock’s employee benefit plans.
3.3 Authorization shall mean the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete and timely file with the Administrator before the end of an Enrollment Period in order to participate in the Plan for the related Purchase Period. The Administrator shall establish rules and procedures relating to the means by which Eligible Employees may submit Authorizations (which may include online or electronic enrollment) and the times during which Authorizations must be submitted.
3.4 Board shall mean the Board of Directors of WestRock.
3.5 Code shall mean the Internal Revenue Code of 1986, as amended.
3.6 Designated Subsidiary shall mean a Subsidiary corporation that the Administrator has designated as eligible to participate in the Plan.
3.7 Eligible Employee shall mean each employee of WestRock or a Designated Subsidiary except an employee who would own (immediately after the grant of an option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of WestRock or of its parent or subsidiary corporation based on the rules set forth in § 423(b)(3) and § 424 of the Code. The Administrator may, prior to the Enrollment Period for an offering under the Plan and on a uniform and nondiscriminatory basis, determine that the Eligible Employees with respect to such Offering will not include—
(a) an employee who has been employed less than 2 years (within the meaning of the Code § 423(b)(4)(A)) (or such lesser period of time as may be determined by the Administrator),
(b) an employee who customarily is employed (within the meaning of Code § 423(b)(4)(B)) 20 hours or less per week (or such lesser period of time as may be determined by the Administrator), and
(c) an employee who customarily is employed (within the meaning of Code § 423(b)(4)(C)) for not more than 5 months in any calendar year (or such lesser period of time as may be determined by the Administrator),

In addition, an employee who is a member of a collective bargaining unit that has elected, on behalf of its members, not to participate in the Plan in accordance with the requirements of § 423 of the Code, shall not be treated as an Eligible Employee while such election remains in effect.
3.8 Enrollment Period shall mean a period preceding a Purchase Period during which Eligible Employees may elect to participate in the Plan for such Purchase Period. The Administrator shall establish the timing and duration of each Enrollment Period. Unless otherwise determined by the Administrator, the Enrollment Period shall be of approximately one month’s duration.
3.9 Offering shall mean an offer under the Plan to purchase shares of Stock on a Purchase Date.
3.10 Participant shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in § 7 for such Purchase Period.
3.11 Participating Employer shall for each Participant, as of any date, mean WestRock or a Designated Subsidiary, whichever employs such Participant as of such date.
3.12 Plan shall mean this WestRock Company Employee Stock Purchase Plan as set forth herein and as hereafter amended from time to time.
3.13 Purchase Date shall mean for each Purchase Period the last day of such Purchase Period.
3.14 Purchase Period shall mean a period established by the Administrator during which payroll deductions shall be made pursuant to an offering under the Plan. Unless otherwise established by the Administrator prior to the beginning of a Purchase Period, all Purchase Periods will be of 3 months’ duration, with the first Purchase Period beginning May 1, 2016 and ending on July 31, 2016. In no event shall any Purchase Period exceed 27 months.
3.15 Purchase Price shall mean for each Purchase Period 85% of the average of the high and low sales prices for a share of Stock and reported on the New York Stock Exchange (or such other exchange on which the Stock is traded) on the last day of such Purchase Period, as such prices are determined in good faith by the Administrator in accordance with the requirement of Code § 423; provided, if no such prices are so reported for any such day, the average of the high and low sales prices for such day shall be deemed to be the average of the high and low sales prices for a share of Stock which was so reported on the most recent day before such day.
3.16 Stock shall mean the $0.01 par value Common Stock of WestRock.
3.17 Subsidiary shall mean each corporation which is in an unbroken chain of corporations beginning with WestRock in which each corporation in such chain (except for the last corporation in such chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as determined pursuant to § 424(f).
3.18 WestRock shall mean WestRock Company, a Delaware corporation, and any successor to WestRock.

4.	Offerings
Offerings to purchase shares of Stock shall be made to Participants in accordance with the Plan from time to time at the discretion of the Administrator. The Administrator will determine the terms of each Offering, provided that each Offering shall satisfy the requirements of § 423(b)(5) of the Code.

5.	Shares Available Under the Plan
Subject to adjustment as provided in § 15, a maximum of 2,500,000 shares of Stock shall be reserved for purchase from WestRock upon the exercise of options granted under § 9 of the Plan. Any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Purchase Date shall again become available under the Plan.

6.	Administration
The Administrator shall be responsible for the administration of the Plan and shall have the power in connection with such administration to interpret the Plan, to establish rules and procedures it deems appropriate to administer the Plan, and to take such other action in connection with such administration as it deems necessary or equitable under the circumstances. The Administrator also shall have the power to delegate the duty to perform such administrative functions as the Administrator deems appropriate under the circumstances and any action taken in accordance with such delegation shall be considered the action of the Administrator. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function. Any action or inaction by or on behalf of the Administrator under the Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under the Plan based on the rights, if any, of any such Eligible Employee or Participant under the Plan.

7.	Participation
Each person who is an Eligible Employee on the first day of an Enrollment Period shall be a Participant in the Plan for the related Purchase Period if:

(1)	he or she properly completes an Authorization with the Administrator on or before the last day of such Enrollment Period to purchase shares of Stock pursuant to the option granted under § 9, and

(2)
his or her employment as an Eligible Employee continues throughout the period which begins on the first day of such Enrollment Period and ends on the first day of the related Purchase Period. Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between WestRock and any Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary.

An Authorization shall require an Eligible Employee to provide such information and to take such action as the Administrator in its discretion deems necessary or helpful to the orderly administration of the Plan, including specifying (in accordance with § 8) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under § 9 and whether he or she desires such Authorization to remain in effect for one or more than one Purchase Period. A Participant’s status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Account has been withdrawn under § 12 or § 13 or the purchases and distributions contemplated under § 10 with respect to his or her Account have been completed, whichever comes first.

8.	Payroll Deductions
(a) Initial Authorization. Each Participant’s Authorization made under § 7 shall specify the specific dollar amount (unless the Administrator determines that contributions may be designated as a percentage of compensation) which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (as such pay period is determined in accordance with his or her Participating Employer’s standard payroll policies and practices) during the Purchase Period for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under § 9.
The Administrator may establish uniform rules regarding (i) the types of compensation from which deductions may be taken, and (ii) limitations on the dollar amounts (or percentages of compensation) that may be withheld from a Participant’s compensation, provided that all such limitations shall satisfy the requirements of § 423(b)(5).
(b) Modifications. A Participant shall have the right to make one amendment to an Authorization after the end of an Enrollment Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Administrator actually receives such amended Authorization. The Administrator may establish procedures and deadlines by which Participants must make such amendments to an Authorization.

(c) Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by WestRock, by WestRock’s agent or by one, or more than one, Designated Subsidiary (as determined by the Administrator) as part of the general assets of WestRock or any such Designated Subsidiary, and each Participant’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. No interest or earnings shall be credited to a Participant’s Account. WestRock, WestRock’s agent or such Designated Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.
(d) Cash Payments. A Participant may not make any contribution to his or her Account except through payroll deductions made in accordance with this § 8; provided, however, that the Administrator may allow participants to make contributions by check or other means instead of payroll deductions if, for any Offering, the Administrator determines that such other contributions are permissible under § 423.

9.	Granting of Option
(a) General Rule. Subject to § 9(b) and § 9(c), each person who is a Participant for a Purchase Period automatically shall be deemed to have been granted an option to purchase the number of whole and fractional shares of Stock (not to exceed 50,000 shares, subject to adjustment under § 15 of the Plan) as may be purchased with the payroll deductions credited to the Participant’s Account during the applicable Purchase Period. Each such option shall be exercisable only in accordance with the terms of the Plan. The Administrator shall determine the elements of pay to be included in compensation for purposes of the Plan and may change the definition on a prospective basis.
(b) Statutory Limitation. No option granted by operation of the Plan to any Eligible Employee under § 9(a) shall permit his or her rights to purchase shares of Stock under the Plan or under any other employee stock purchase plan (within the meaning of § 423 of the Code) or any other shares of Stock under any other employee stock purchase plans (within the meaning of § 423 of the Code) of WestRock and its parent or any of its subsidiaries (within the meaning of § 424(f) of the Code) to accrue (within the meaning of § 423(b)(8) of the Code) at a rate which exceeds $25,000 of the fair market value of such stock for any calendar year. Such fair market value shall be determined as of the first day of the Purchase Period for which the option is granted.
(c) Insufficient Available Shares. If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the number of shares which Participants have elected to purchase through effective Authorizations, then each Participant’s option to purchase shares of Stock for such Purchase Period shall be reduced to the number of shares of Stock (including any fractional share) which the Administrator shall determine by multiplying the number of shares of Stock available for options for such Purchase Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an option under § 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under § 9(a) if sufficient shares were available.

10.	Exercise of Option
(a) General Rule. Unless a Participant files an amended Authorization under § 10(b) or § 12 on or before the Purchase Date for a Purchase Period for which he or she has an effective Authorization, his or her option shall be exercised automatically on such Purchase Date for the purchase of as many shares of Stock (including any fractional share) as the balance credited to his or her Account as of that date will purchase at the Purchase Price for such shares of Stock if he or she also is an Eligible Employee on such Purchase Date.
(b) Partial Exercise. A Participant may file an amended Authorization under this § 10 with the Administrator before a Purchase Date (and by the deadline established by the Administrator) to elect, effective as of such Purchase Date, to exercise his or her option with respect to a specific dollar amount which is less than the aggregate amount of payroll deductions made by such Participant pursuant to § 8, and any such amended Authorization shall be effective only if such Participant is an Eligible Employee on such Purchase Date.
(c) Automatic Refund. If a Participant’s Account has a remaining balance after his or her option has been exercised as of a Purchase Date under this § 10, such balance automatically shall be refunded to the Participant in cash (without interest) as soon as practicable following such Purchase Date.

11.	Delivery of Shares
(a) Registration of Shares. Shares of Stock purchased upon the exercise of an option under the Plan may be registered in book entry form or represented in certificate form and shall be held for, or at the Participant’s direction and expense, delivered to the Participant and shall be registered in (1) his or her name or, if the Participant so directs on his or her Authorization filed with the Administrator on or before the Purchase Date for such option and if permissible under applicable law, (2) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship; provided, however, WestRock shall not have any obligation to deliver a certificate to a Participant which represents a fractional share of Stock. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person or have been transferred to an account for such person at a broker-dealer designated by the Administrator.
(b) Limitation on Transfers. Shares of Stock acquired under the Plan may not be sold or transferred, other than by will or laws of descent and distribution or to joint ownership with a Participant’s spouse, for a period of 6 months following the Purchase Date on which such shares were acquired. The foregoing restriction on resales does not apply to shares of Stock acquired through the reinvestment of dividends.

12.	Voluntary Account Withdrawal
A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with the Administrator on or before the Purchase Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period. If a Participant dies on or before a Purchase Date and the Administrator has timely notice of his or her death, the Administrator shall deem such Participant to have elected to withdraw the entire balance credited to his or her Account under this § 12.

13.	Termination of Employment
If a Participant’s employment as an Eligible Employee terminates on or before the Purchase Date for a Purchase Period for any reason whatsoever, his or her Account shall be distributed in cash as soon as practicable as if he or she had elected to withdraw his or her Account under § 12 immediately before the date his or her employment terminated. However, if a Participant is transferred directly between WestRock and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of the Plan) remain in effect after such transfer.

14.	Transferability
Neither the balance credited to a Participant’s Account nor any rights to the exercise of an option or to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with § 12.

15.	Adjustment
The number of shares of Stock covered by outstanding options granted pursuant to the Plan and the related Purchase Price and the number of shares of Stock available under the Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of WestRock, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of § 424(a) of the Code) the number of shares of Stock available under the Plan and the number of shares of Stock covered by options granted under the Plan and the related Option Prices in the event of any corporate transaction described in § 424(a) of the Code. Any such adjustment under this § 15 may create fractional shares of Stock or a right to acquire a fractional share. An adjustment made under this § 15 by the Board shall be conclusive and binding on all affected persons.

16.	Amendment or Termination
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, § 423 of the Code and the laws of the State of Delaware, and any such amendment shall be subject to the approval of WestRock’s stockholders to the extent such approval is required under § 423 of the Code or the laws of the State of Delaware or to the extent such approval is required under applicable law or stock exchange listing requirements. The Board also may terminate the Plan or any Offering made under the Plan at any time.

17.	Notices
All Authorizations and other communications from a Participant to the Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such Authorizations and communications.

18.	Employment
No offer under the Plan shall constitute an offer of employment, and no acceptance of an offer under the Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and WestRock or any subsidiary of WestRock, including a Designated Subsidiary. Finally, no Eligible Employee shall be induced to participate in the Plan by the expectation of employment or continued employment.

19.	Headings, References and Construction
The headings to sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (§) in the Plan shall be to sections (§) of the Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.